UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2004

HIGHLAND HOSPITALITY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-31906	57-1183293
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification No.)

8405 Greensboro Drive, Suite 500, McLean, Virginia 22102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 336-4901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See discussion in Item 2.03.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 19, 2004, Highland Hospitality Corporation (the “Company”), a lodging real estate investment trust, or REIT, acquired four hotels, consisting of 1,687 rooms, from Wyndham International, Inc. for $227 million, plus customary closing adjustments. The four-hotel portfolio consists of the 510-room Hilton Parsippany hotel in Parsippany, New Jersey, the 495-room Crowne Plaza Atlanta-Ravinia hotel in Atlanta, Georgia, the 360-room Wyndham Wind Watch hotel in Hauppauge, New York, and the 322-room Tremont Boston – A Wyndham Historic hotel in Boston, Massachusetts. Crestline Hotels & Resorts, Inc. will manage the Hilton Parsippany hotel, the Crowne Plaza Atlanta-Ravinia hotel and the Boston Tremont hotel. The Wyndham Wind Watch hotel will be converted to the Hyatt Regency Wind Watch Long Island hotel and managed under a contract with Hyatt Corporation.

The Company plans to invest an additional $25 million to renovate, re-brand or reposition these assets, including approximately $10 million to upgrade the Wind Watch hotel to the Hyatt Regency brand, approximately $6 million to reposition the Tremont Boston hotel, approximately $7 million to renovate and reposition the Crowne Plaza Atlanta-Ravinia hotel, and the remaining $2 million to enhance the Hilton Parsippany hotel.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The Company financed a portion of the acquisition with a $160 million financing, comprised of a $135 million mortgage loan and a $25 million mezzanine loan, provided by JP Morgan Chase Bank and secured by the four-hotel portfolio. The financing bears interest at a fixed, annual, blended rate of 6.65% and matures on September 1, 2011. Principal payments will commence in September 2004 and will be based on a 25-year amortization period. The loan agreements contain standard provisions that require the loan servicer to maintain escrow accounts over the terms of the loans for certain items, including hotel capital improvements, ground rent, real estate taxes and insurance. In addition, the loan agreements contain a restrictive provision that requires the loan servicer to retain in escrow excess cash flow from the encumbered hotel properties if net cash flow, as defined, for the trailing twelve months declines below a specified level.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) and (b) financial statements of businesses acquired and pro forma financial information

The financial statements and pro forma financial information required by Item 9.01 (a) and 9.01 (b) are currently being prepared. The Company will file the required financial statements and pro forma financial information under the cover of Form 8-K/A as soon as practicable but in no event later than November 2, 2004.

c) The following exhibit is included with this report:

Exhibit 99.1	Press release dated August 20, 2004 announcing the acquisition of four hotels from Wyndham International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND HOSPITALITY CORPORATION

Date: August 24, 2004	By:	/s/ Douglas W. Vicari
Douglas W. Vicari Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 20, 2004 announcing the acquisition of four hotels from Wyndham International, Inc.